RULE 10f3 REPORT FORM
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.Name of PortfolioSeries Neuberger Berman Fasciano Fund

2.Name of Issuer  J. Crew

3.Date of Purchase June 27 2006

4.Underwriter from whom purchased Goldman Sachs

5.Affiliated Underwriter managing or participating in underwriting syndicate Lehman Brothers Inc.

6.Is a list of the underwriting syndicates members attached?
Yes	X	No

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase 25000 shares

8.Aggregate principal amount of offering 21620000 shares

9.Purchase price (net of fees and expenses) $20.00

10.Date offering commenced June 27 2006

11.Offering price at close of first dayon which any sales were made
$20.00

12.Commission spread or profit 6.50%	$1.30share


13.Have the following conditions been satisfied? Yes No a.The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public


YesX No

part of an issue of Government Securities

Eligible Municipal Securities

sold in an Eligible Foreign Offering or

sold in an Eligible Rule 144A offering?
(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

b.(1) The securities were purchased prior to the end of the first day on which any sales were made at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except in the case of an Eligible Foreign Offering for any rights to purchase that are required by law to be granted to existing security holders of the issuer) OR
YesX No


(2) If the securities to be purchased were offered for subscription upon exercise of rights such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?





c.The underwriting was a firm commitment underwriting?   X

d.The commission spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?



YesX No



e.The issuer of the securities except for Eligible Municipal
Securities and its predecessors have been in continuous operation for not less than three years.


YesX No

f.(1) The amount of the securities other than those sold in an Eligible Rule 144A Offering (see below) purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase did not exceed 25% of the principal amount of the offering OR



YesX No




(2) If the securities purchased were sold in an Eligible
Rule 144A Offering the amount of such securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase did not exceed 25% of the total of

(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus

(ii) The
principal amount of the offering of such class in any concurrent pubic offering?




g.(1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale OR

 YesX No


(2) With respect to the purchase of Eligible Municipal Securities no affiliated underwriter of the Fund was a direct or indirect participantin the sale and such purchase was not designated as a group sale or otherwiseallocated to the account of an affiliated underwriter?



YesX No



h.Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board?

YesX No




Approved		Date June 30 2006






Attachment
RULE 10f3  REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings

Comparison # 1 	   	  Comparison # 2 		Comparison # 3
Security J CREW GROUP INC. (JCG)OMNITURE INC. (OMTR)PGT INC. (PGTI)

Date Offered 06 27       06 06 27 06                 06 27 06
Offering Price $20.00    $6.50                     $14.00
Spread ($)     1.30        1.38                   60.98
Spread (%)    6.50       7.00                     7.00
Type of Security COMMON STOCK  IPOCOMMON STOCK  IPOCOMMON STOCKIPO
Rating or Quality NA      NA 				NA
Size of Issue $432400000 $69550000 $123529406
Total Capitalization of Issuer $1138420000 $293190000 $344020000

Note  Minimum of two comparisons must be completed for each purchase.